Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. §1350

We hereby certify that this Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof, to the best of my knowledge, fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Allied Waste Industries, Inc.

ALLIED WASTE INDUSTRIES, INC.

	By:	/s/ THOMAS H. VAN WEELDEN

Thomas H. Van Weelden Chairman of the Board of Directors and Chief Executive Officer

ALLIED WASTE INDUSTRIES, INC.

	By:	/s/ PETER S. HATHAWAY

Peter S. Hathaway Executive Vice President and Chief Financial Officer

Date: November 10, 2003